                            SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934


Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)
    (2))
[X] Definitive Information Statement


                        APPLIED DATA COMMUNICATIONS, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.

[ ] Fee Computed on Table Below Per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of Each Class of Securities to Which Transaction Applies: None

(2) Aggregate Number of Securities to Which Transaction Applies: None

(3) Per Unit Price or Other Underlying Value of Transaction Computed Pursuant to Exchange Act Rule 0-11 (Set Forth the Amount on Which the Filing Fee Is Calculated and State How It Was Determined.):

(4) Proposed Maximum Aggregate Value of Transaction: $-0-

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1) Amount Previously Paid: n/a

 (2) Form, Schedule, or Registration Statement No: n/a

 (3) Filing Party: n/a

 (4) Date Filed: n/a

                        APPLIED DATA COMMUNICATIONS, INC.

                    Notice of Annual Meeting of Shareholders
                        To be Held on September 26, 2003


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Applied Data Communications (the "Company"), will be held at held at 11:00 a.m.
(PDST), on September 26, 2003, at The Country Inn and Suites, 325 Bristol Street, Costa Mesa, California 92626 to consider and act upon the following matters:


1. To elect five (5) members to the Board of Directors to serve for a one-year term or until a successor is elected and qualified;


2. To approve the appointment of Cacciamatta Accountancy Corporation as independent auditors of the Company; and


3. To transact such other business as may properly come before the meeting or any adjournment thereof.


         Only Shareholders of record on the books of the Company at the close of business on August 22, 2003 will be entitled to notice of and to vote at the meeting or any adjournment thereof.


August 22, 2003


By Order of the Board of Directors


Wes R. Cleaver, Sr., President

                        APPLIED DATA COMMUNICATIONS, INC.

                              INFORMATION STATEMENT

         For A Special Meeting in Lieu of Annual Meeting of Shareholders
                          To be Held September 26, 2003


         This Information Statement is furnished in connection with matters to be voted on at the Special Meeting in Lieu of Annual Meeting of Shareholders (the "Annual Meeting") of APPLIED DATA COMMUNICATIONS, INC. (the "Company") to be held at 11:00 a.m. (PDST), on September 26, 2003, at The Country Inn and Suites, 325 Bristol Street, Costa Mesa, California 92626 and at any and all adjournments thereof with respect to the matters referred to in the accompanying notice. This Information Statement is first being mailed to Shareholders on or about September 5, 2003.

         Management of the Company, including the current members of the Board of Directors, is the record and beneficial owner, or holds a proxy to vote, approximately 15,087,433 shares (approximately 54.5%) of the outstanding capital stock. It is management's intention to vote all of its shares in favor of each matter to be considered by the Shareholders, thereby assuring approval of each matter. Although approval of each matter to be considered by the Shareholders is assured, the Company is required by applicable law to submit each of the matters to be considered to the vote of all Shareholders. There are no dissenter's rights applicable with respect to any matter to be considered by the Shareholders.

         The Company has determined August 22, 2003 as the record date with respect to the determination of Shareholders entitled to vote at the Annual Meeting of Shareholders.

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

         Additionally, this Information Statement is being sent to notify all shareholders of a written consent of shareholders that was executed on August 15, 2003. Such written consent removed the existing three members of the Board of Directors (two vacancies existed), and appointed five new Directors. The five new Directors agreed to serve until the Annual Meeting on September 26, 2003 or until their successors were elected and qualified. The written consent was executed by shareholders voting 19,736,083 shares of capital stock out of 27,687,548 shares outstanding. Such vote represented more than 71.25% of the outstanding shares.

                   MATTERS TO BE CONSIDERED AND VOTED UPON AT
                       THE ANNUAL MEETING OF SHAREHOLDERS


ELECTION OF DIRECTORS

         At the Annual Meeting, Shareholders will be asked to consider and to take action on the election of five (5) members to the Board of Directors to serve for one-year terms or until their respective successors are elected and qualified (see "Election of Directors").

APPROVAL OF INDEPENDENT AUDITOR'S

         At the Annual Meeting, Shareholders will be asked to approve the appointment of Cacciamatta Accountancy Corporation as independent auditors to the Company.

OTHER BUSINESS

         To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof. Management does not know of any other matters that are likely to be brought before the Annual Meeting of Shareholders. However, in the event any other matters properly come before the Annual Meeting of Shareholders, such matters will be acted upon accordingly.

                               RECENT DEVELOPMENTS

WRITTEN CONSENT OF SHAREHOLDERS

         On August 15, 2003, shareholders of the Company owning or voting by proxy a majority of the outstanding shares of capital stock executed a written consent of shareholders removing the entire existing Board of Directors, comprised of Walter "Pat" J. Kane, Marcus Hurlburt and Stan Birney. The written consent then appointed five new directors, Wes R. Cleaver, Sr., John F. Fuini, Robert James, Thomas Garlock and Christopher A. Wilson, Esq. These five persons agreed to serve as directors pending the Annual Meeting of the Company. The written consent also directed the officers of the Company to immediately notice and call a meeting of the shareholders for the purpose of electing Directors.

WRITTEN CONSENT OF NEW BOARD OF DIRECTORS

         The newly appointed Board of Directors by unanimous written consent terminated Walter J. Kane from all positions and appointed Wes R. Cleaver, Sr., the Company's Chief Financial Officer, as the Chief Executive Officer and President. Rose Marie Sepeda, a long time employee of the Company, was appointed as Secretary.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, Shareholders will be asked to consider and to take action on the election of five persons to the Board of Directors. Each of the five persons named below is a nominee for election as a director for a term of one year or until his or her successor is elected and qualified. Three nominees, Wes R. Cleaver, Sr., Robert James and Thomas Garlock are currently serving as directors of the Company, having been recently appointed by a written consent of shareholders owning or voting a majority of the outstanding shares of capital stock. See "Recent Developments" above. Jon Robertson, Esq. and John M. Jakubowski are new nominees for directors and have not previously served on the Company's Board of Directors. If any such nominee cannot be a candidate for election at the Annual Meeting, then it is management's intention to vote its shares voted either for a substitute nominee designated by the Board of Directors or for the election only of the remaining nominees.

VOTE REQUIRED

         The election of the director nominees will require the affirmative vote of a plurality of the votes cast by the stockholders entitled to vote. "Plurality" means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstentions, broker nonvotes or otherwise) have no impact in the election of Directors, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The election of Directors will be accomplished by determining the five nominees receiving the highest total votes.

         Certain directors and executive officers of the Company, together with certain other stockholders, who collectively have voting power over a majority in interest of the capital stock have advised the Company that they presently intend to vote FOR election of each of the nominees to the Board of Directors. Accordingly, it is expected that such nominees will be elected, although none of the above-mentioned stockholders is obligated to vote in favor of any particular nominee.

INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information regarding director nominees of the Company. A summary of the background and experience of each of these individuals is set forth after the table.

        NAME                      AGE                  POSITION
        ----                      ---                  --------

Wes R. Cleaver, Sr.               57        Chief Executive Officer, Chief
                                              Financial Officer and Director
Robert James                      55        Director
Thomas Garlock                    47        Director
Jon R. Robertson, Esq.            41        Director Nominee
John M. Jakubowski                48        Director Nominee

         WES R. CLEAVER, SR. has been the Controller and Chief Financial Officer of the Company since 2001. Prior to joining the Company, Mr. Cleaver was the International Accountant of Jenunique International, Walnut, California, from 1998 to 2000. CEO and CFO of Living Epistles, California from 1992 to 1998. Mr. Cleaver received a BS from California State University, Fullerton in 1968.

         ROBERT JAMES is the President and founder of Lubron Bearing Systems, Inc., Huntington Beach, California, a designed and manufacturer of self-lubricating bearing systems. Mr. James received his BS in Engineering from the University of California at Los Angeles in 1971 and an MBA from UCLA in 1974.

         THOMAS GARLOCK has been the Managing Partner of MultiMedia Finance Corporation since prior to 1995.

         JON R. ROBERTSON, ESQ. has been a partner in the law firm of Darling, Robertson & Lee, LLP since 1991. Mr. Robertson received a BA from Pomona College in 1984 and a JD from The University of Southern California in 1987.

         JOHN M. JAKUBOWSKI has been an independent consultant since 2002. From 1997 to 2002, Mr. Jakubowski was a Senior Vice President and Chief Financial Officer of the United Way of Greater Los Angeles. Mr. Jakubowski was the Vice President, Business and Strategic Planning for DirecTV International, Long Beach, California, from 1995 to 1997. From 1987 to 1994, Mr. Jakubowski was employed by Hughes Communications, Inc., El Segundo, California as the Vice President of Business Development (1994-1995) and Director of Finance (Acting
CFO) (1987-1994). Mr. Jakubowski received his MBA with an emphasis in Finance form The Wharton School, University of Pennsylvania and a BS in Electrical Engineering (Magna Cum Laude) from the University of Southern California.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended March 31, 2003, to the knowledge of the current management, the Board of Directors of the Company did not meet. The Company's Board of Directors has not appointed any separate committees. Accordingly, in lieu of an Audit Committee, the Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company's independent public accountants. The Board of Directors also reviews the Company's internal accounting controls, practices and policies.

         The Company's Board of Directors does not maintain a standing nominating committee or other committees performing similar functions.

         In lieu of a Compensation Committee, the Board of Directors is responsible for decisions regarding compensation of the Company's executive officers.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

         To the knowledge of current management, the former Board of Directors has never issued a report on the compensation policies of the Company during the preceding two fiscal years. Management anticipates that one of the primary matters to be addressed by the new Board of Directors to be elected at the Annual Meeting on September 26, 2003 will be the compensation of executive officers and directors.

DIRECTOR COMPENSATION

         Directors of the Company, both employees and non-employees, do not receive any compensation for their service as members of the Board of Directors.

EXECUTIVE COMPENSATION

         The following table summarizes all compensation paid by the Company to its Chief Executive Officer for services rendered to the Company during the fiscal years ended March 31, 2003, 2002 and 2001. The Company has no other executive officer whose total annual salary and bonus paid to them exceeded $100,000 for the most recent fiscal year.

                                               SUMMARY COMPENSATION TABLE
                                                                                                             LONG-TERM
                                                                            ANNUAL                          COMPENSATION
                                                                        COMPENSATION(1)                        AWARDS
                                                          --------------------------------------------      ------------

                                                 FISCAL                                                      SECURITIES
                                                 YEAR                                    OTHER ANNUAL        UNDERLYING
        NAME AND PRINCIPAL POSITION              ENDED    SALARY ($)(1)     BONUS ($)    COMPENSATION        OPTIONS (#)
        ---------------------------              -----    -------------     ---------    ------------        -----------
Walter J. Kane, CEO and Chairman                 2001        $78,000          $0            $10,000               0
                                                 2002       $140,000                        $10,000               0
                                                 2003        $97,000                        $10,000               0

(1) Does not include payments made to Mr. Kane in connection with the repayment of pre-existing debt.

EMPLOYMENT AGREEMENTS

         No employee or officer of the Company has entered into an employment agreement with the Company, nor does the Company anticipate entering into any employment agreement in the future.

COMPLIANCE WITH SECTIONS 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and Directors and persons who own more than ten percent (10%) of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent (10%) owners are also required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such forms received by it, the Company believes that, during the fiscal year ended March 31, 2003, all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, Directors and greater that ten percent owners were complied with.

FAMILY RELATIONSHIPS

         There are no family relationships between or among the directors, executive officers or persons nominated to become directors.

BOARD MEETINGS

         The Board of Directors did not hold any known meetings during the fiscal year ended March 31, 2003. On August 22, 2003, the newly appointed Board of Directors held one meeting at which all directors were in attendance. The current Board of Directors anticipates that quarterly meetings of Directors will be held commencing immediately.

BOARD COMMITTEES

         The Board of Directors does not have any standing committees. The entire board performs the functions of the Audit, Nominating and Compensation Committees.

         The entire Board of Directors performs the functions of the Audit Committee, recommends a firm of independent certified public accountants to audit the annual financial statements, discusses with the auditors and approves in advance the scope of the audit, reviews with the independent auditors their independence, the financial statements and their audit report, reviews management's administration of the system of internal accounting controls, and reviews the Company's procedures relating to business ethics. The Company does not currently have a written audit committee charter. Messrs. James and Jakubowski are deemed to be independent directors is that term is defined in Rule 4200(a)(14) of the NASD's listing standards.

LEGAL PROCEEDINGS

         No person listed above has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors). As of the date hereof, it is the opinion of management that there is no material proceeding to which any director, officer or affiliate of the registrant, any owner of record or beneficially of more than five percent of any class of voting securities of the registrant, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries

BOARD RECOMMENDATION

         The Board of Directors recommends a vote FOR each nominee to the Board of Directors.

                       APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Cacciamatta Accountancy Corporation as independent public accountants to audit the consolidated financial statements of the Company for the fiscal years ending March 31, 2002, 2003 and 2004, and to perform other accounting services as requested by the Company. The Company has not determined when such audit will be performed because the Company currently does not have sufficient operating capital to pay the related audit fees. Timing of the audit will depend upon when funds become available from operations or investment.

         Although not required to do so, the Board of Directors is submitting the appointment of that firm for ratification at the Annual Meeting. A representative of Cacciamatta Accountancy Corporation is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED

         The affirmative vote of a majority of the shares of Common Stock is required to approve the proposed ratification of the appointment of Cacciamatta Accountancy Corporation as the Company's independent accountants for the fiscal years ending March 31, 2002, 2003 and 2004.

         Certain directors and executive officers of the Company together with certain other stockholders, who collectively have voting power over a majority in interest of the Common Stock, have advised the Company that they presently intend to vote FOR the approval of the ratification of Cacciamatta accountancy Corp. as independent accountants. Accordingly, it is expected that such proposal will be approved, although none of the above-mentioned stockholders obligated to vote in favor of any proposal.

AUDIT FEES

         The Company has not issued audited financial statements since the Annual Report for the fiscal year ended March 31, 2001. Further, the Company has not prepared and filed Quarterly Reports of Form 10-Q and has not had quarterly financial statements reviewed by the independent auditors. As a result, the Company has not paid and audit fees for services rendered for the audit of the Company's annual financial statements for the most recent fiscal year and the review for the financial statements. The Company currently is in arrears on payments to Cacciamatta Accountancy Corporation for past services in an amount of approximately $100,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         During the fiscal year ended March 31, 2003, the Company did not engage its independent public accountants to perform financial information systems design and implementation.

ALL OTHER FEES OF INDEPENDENT PUBLIC ACCOUNTS

         During the fiscal year ended March 31, 2003, no other fees were paid to the Company's independent public accountants. While there were no non-audit related fees during the fiscal year ended March 31, 2003, the Board of Directors has considered whether non-audit services are consistent with maintaining the auditor's independence.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company previously had entered into a factoring relationship with Interim capital, Inc., a company owned and controlled by John F. Fuini, a current member of the Board of Directors and a significant shareholder. Pursuant to such arrangement, Interim Capital, Inc. acquired purchase orders from the Company. The factoring arrangement was terminated in November 2001. At the time the factoring arrangement was terminated, the Company issued John Fuini a promissory note for amounts unpaid under the factoring arrangement. As of the date hereof, the unpaid balance of the promissory note is approximately $1,409,313. The Company currently does not have any on-going factoring arrangement with Interim Capital, Inc.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The Company has four (4) classes of voting securities entitled to vote at the Annual Meeting, Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. At the record date for the Annual Meeting there were 9, 931,522 shares of Common Stock outstanding held by approximately 250 shareholders of record. Each share of Common Stock is entitled to one vote on each matter to be considered. There were also outstanding at the record date 465,026 shares of Series A Preferred Stock held of record by approximately 149 shareholders. Each share of Series A Preferred Stock is entitled to one vote on each matter to be considered. There were 104,506 shares of Series B Preferred Stock held of record by approximately 43 shareholders. Each share of Series B Preferred Stock is entitled to one hundred votes on each matter to be considered. There were also 68,404 shares of Series C Preferred Stock held of record by one shareholder. Each share of Series C Preferred Stock is entitled to one hundred votes on each matter to be considered.

         The presence in person of the holders of a majority of the outstanding voting shares is necessary to constitute a quorum at the Annual Meeting.

         The Company has determined August 22, 2003, as the record date with respect to the determination of Shareholders entitled to vote at the Annual Meeting of Shareholders.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information about the beneficial ownership of the Company's capital stock at August 22, 2003 by:
         o each person or entity who is known by us to own beneficially more than 5.0% of our outstanding stock;
         o        each of the persons named in the Summary Compensation Table;
         o        each of our directors; and
         o        all directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the principal address of each of the shareholders below is c/o Applied Data Communications, Inc., 3324 South Susan Street, Santa Ana, California 92704. Except as described in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by them.




                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                         NAME AND ADDRESS OF                 AMOUNT AND NATURE OF
       TITLE OF CLASS                      BENEFICIAL OWNER                    BENEFICIAL OWNER        PERCENT OF CLASS
       --------------                      ----------------                    ----------------        ----------------
Common Stock                         Walter J. Kane (1)                             1,724,041                17.35%
Series B Preferred Stock                                                               33,870                32.41%
Series C Preferred Stock                                                               68,404               100.00%



Common Stock                         John F. Fuini (2)                              1,425,000                14.35%
                                     Interim Capital, Inc.
                                     3020 Old Ranch Pkwy, Suite 300
                                     Seal Beach, CA 90740
Series B Preferred Stock                                                               18,500                17.70%



Common Stock                         Thomas Garlock (3)                             3,112,488                31.34%
                                     MultiMedia Finance Corporation
                                     970 West Broadway, Suite 446
                                     Jackson Hole, Wyoming 83001
Series B Preferred Stock                                                               41,870                40.06%
Series C Preferred Stock                                                               68,404               100.00%



Common Stock                           Wes R. Cleaver, Sr.                                  0                    0%



Common Stock                           John M. Jakubowski (4)                          55,650                     *
                                       1524 Tenth Street
                                       Manhattan Beach 90266
Series B Preferred Stock                                                                  421                     *



Common Stock                           Wes R. Cleaver, Sr. (5)                         50,000                     *



Common Stock                           All Officer and Directors as a               3,218,138                32.06%
                                       group (seven persons) (6)
Series B Preferred Stock                                                               42,291                40.46%
Series C Preferred Stock                                                               68,404               100.00%

         *        Less than one percent.

         (1) Includes shares held by the wife and children of Mr. Kane, over which Mr. Kane has sole dispositive power. Mr. Kane has granted to MultiMedia Finance Corporation, a company controlled by Thomas Garlock, voting power over all shares of capital stock held by him.

         (2) Includes shares of stock owed by Mr. Fuini individually and indirectly through Interim Capital, Inc.

         (3) Includes shares of capital stock held by Media Capital Associates, Inc. and MultiMedia Finance Corporation. Also includes shares of capital stock owned and voted by Walter J. Kane pursuant to a written proxy to vote at least 50.1% of the outstanding voting stock of the Company.

         (4) Includes options to purchase 55,650 shares of common stock at an exercise price of $0.25 per share.

         (5) Does not include shares due to Jon R. Robertson, Esq. in exchange for cash and unpaid invoices for legal services rendered to the Company, which shares have not been issued.

         (6) Includes options to purchase 50,000 shares of Common Stock at an exercise price of $0.25 per share. Mr. Cleaver has been granted additional options to purchase 250,000 shares of Common Stock at an exercise price of $0.25 per share during each year of his employment with the Company. Such options expire at the end of each year if not exercised by Mr. Cleaver.


                         FINANCIAL AND OTHER INFORMATION

         The Company has not prepared and filed Annual or Quarterly Reports, as required by the rules and regulations of the Securities and Exchange Commission since the Annual Report for the fiscal year ended March 31, 2001. As a result, the Company cannot send to shareholders the Annual Report for the most recent fiscal year. However, the Company has prepared unaudited financial statements for the fiscal year ended March 31, 2003 and such statements and a report by Wes
R. Cleaver, President and Chief Financial Officer are enclosed herewith. Such financial statements have not been audited and may not be prepared in accordance with generally accepted accounting principles, and are subject to adjustments upon review by the independent auditors to the Company. The Company believes that these financial statements accurately reflect the financial condition of the Company.


                              SHAREHOLDER PROPOSALS

         Proposals by Shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Secretary of the Company on or before June 26, 2004, in order to be included in the information statement for that meeting. Proposals should be directed to Ms. Rose Marie Sepeda, Secretary.

         A copy of the Company's annual report for the period ended March 31, 2001 (Form 10-KSB) as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, may be obtained by Shareholders on EDGAR at the Securities and Exchange Commission's website at www.sec.gov, or without charge by writing to the Secretary of the Company at 3324 South Susan Street, Santa Ana, California 92704.


Applied Data Communications, Inc.
By Order of the Board of Directors

_____________________________
Wes R. Cleaver, Sr., President                                September 5, 2003.